EXHIBIT 10.2
EXACT SCIENCES CORPORATION
2010 EMPLOYEE STOCK PURCHASE PLAN
(As amended and restated on June 9, 2022)
Article 1—Purpose.
This 2010 Employee Stock Purchase Plan, as amended and restated (the "Plan"), is intended to encourage stock ownership by all eligible employees of Exact Sciences Corporation (the "Company"), a Delaware corporation, and its Participating Subsidiaries (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company through the purchase of shares of the Company's common stock ("Common Stock"). The Plan is designed to encourage eligible employees to remain in the employ of the Company and its Participating Subsidiaries.
It is intended that a component of the Plan constitutes an “employee stock purchase plan” within the meaning of Section 423(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code” and such component, the “423 Component”) and the 423 Component shall be interpreted in accordance with that intent (although the Company makes no undertaking or representation to maintain such qualification).
In addition, this Plan authorizes the grant of Options (as defined in Article 5) under a component of the Plan that does not qualify as an “employee stock purchase plan” under Section 423 of the Code (such component, the “Non-423 Component”). Such Options granted under the Non-423 Component shall be granted pursuant to such sub-plans, appendices, rules or procedures as may be adopted by the Committee (as defined in Article 2) to achieve tax, securities laws or other objectives for the eligible employees and the Participating Subsidiaries designated for participation in the Non-423 Component. Except as otherwise provided herein or by the Committee, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
For purposes of this Plan, the Committee may designate separate offerings under the Plan in which eligible employees will participate, the terms of which need not be identical even if the dates of the applicable Offering Periods of such offerings are identical, provided that the terms of participation are the same within each separate offering under the 423 Component as determined under Section 423 of the Code. Unless otherwise determined by the Committee, each offering under the Plan in which employee of one or more Participating Subsidiaries may participate shall be deemed a separate offering for purposes of Section 423 of the Code, even if the dates of the applicable Offering Periods of each such offering are identical, and the provisions of the Plan shall separately apply to each offering.
Article 2—Administration of the Plan.
The Plan may be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

The Committee has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Plan; (iii) determine when and how Options shall be granted and the provisions and terms of each offering (which need not be identical between offerings); (iv) determine eligibility for participation in the Plan, including which subsidiaries of the Company will be Participating Subsidiaries and whether such Participating Subsidiaries participate in the 423 Component or the Non-423 Component (within the limits of the Plan); (v) make all determinations it deems advisable for the administration of the Plan; (vi) decide all disputes arising in connection with the Plan; and (vii) otherwise supervise the administration of the Plan. Further, the Committee may adopt sub-plans, appendices, rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures, provided that the adoption and implementation of any such sub-plans, appendices rules and/or procedures would not cause the 423 Component to violate Section 423 of the Code.
All interpretations and decisions of the Committee shall be binding on all persons, including the Company and the participants. No member of the Board of Directors or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.
In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors or the Compensation Committee of the Board of Directors shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board of Directors or the Compensation Committee of the Board of Directors.
To the extent not prohibited by applicable law, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, to one or more of the Company’s officers or management team, or to other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, reference to the Committee will be deemed to include any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this provision.
Article 3—Eligible Employees.
All employees of the Company or any of its Participating Subsidiaries who are employed on or before the forty-fifth (45th) day (or such other period of time not to exceed two (2) years) prior to the beginning of an Offering Period and whose customary employment at such time is more than 20 hours per week and for more than five months in any calendar year shall be eligible to receive Options under the Plan to purchase shares of Common Stock, provided that the Committee may allow employees whose customary employment is below these thresholds to be considered as eligible employees, including where applicable law requires that such employees be considered as eligible employees, subject in all cases to the provisions of this Article 3 and the requirements set forth in Article 7 hereof.
An employee who works for a Participating Subsidiary and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an offering if the participation of such employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an offering under the 423 Component to violate Section 423 of the Code. In the case of the Non-423 Component, an employee (or group of employees) may be excluded from participation in the Plan if the Committee has determined, in its sole discretion, that participation of such employee(s) is not advisable or practicable for any reason.
In no event may an employee be granted an Option if such employee, immediately after the Option was granted, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding Options shall be treated as stock owned by the employee.

Article 4—Stock Subject to the Plan.
The stock subject to the Options under the Plan shall be shares of the Company's authorized but unissued common stock, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 5,800,000 subject to adjustment as provided in Article 12. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan. For avoidance of doubt, up to the maximum number of Shares reserved under this Article 4 may be used to satisfy purchases of shares of Common Stock under the 423 Component and any remaining portion of such maximum number of shares of Common Stock may be used to satisfy purchases of shares of Common Stock under the Non-423 Component.
Article 5—Offering Period and Stock Options.
Offering Periods under the Plan shall consist of twenty-four month periods commencing on November 1 and May 1 of each calendar year ("Offering Periods"). The Company will designate one or more dates within each Offering Period on which shares of Common Stock may be purchased by participants in an Offering Period ("Exercise Date(s)"). Unless and until otherwise determined by the Committee, there shall be four Exercise Dates occurring on each April 30 and October 31 (or, if such date is not a business day, the first business day thereafter) within each such Offering Period. On the first business day at the beginning of each Offering Period, the Company will grant to each eligible employee who is then a participant in the Plan an Option to purchase shares on the Exercise Dates (the "Option"), at the Option Price hereinafter provided for, a maximum of 10,000 shares of Common Stock, on condition that such employee remains eligible to participate in the Plan on each Exercise Date. If the participant's accumulated payroll deductions on the last date of the Offering Period would enable the participant to purchase more than the maximum number of shares provided herein except for the share limitation set forth herein, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the maximum number of Shares of Common Stock that may be purchased in accordance with this Article 5 shall be promptly refunded to the participant by the Company, without interest. The participant shall be entitled to exercise the Option so granted only to the extent of the participant's accumulated payroll deductions on the Exercise Date. The option price per share of Common Stock for each Exercise Date within an Offering Period shall be the lesser of (i) 85% of the average market price of the Common Stock on the first business day of the Offering Period and (ii) 85% of the average market price of the Common Stock on the applicable Exercise Date, in either event rounded up to the nearest cent (the "Option Price"). The foregoing limitation on the number of shares subject to Option and the Option Price shall be subject to adjustment as provided in Article 12.
Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Offering Period to succeeding (but not overlapping) Offering Periods as long as the Plan remains in effect. Notwithstanding any of the foregoing, if the average market price of the Common Stock on an Exercise Date is less than or equal to the average market price of the Common Stock on the first business day of the Offering Period to which such Exercise Date relates, all participants shall be automatically withdrawn from such Offering Period immediately after the acquisition of shares of Common Stock for such Exercise Date and automatically enrolled in the immediately following Offering Period as of the first day thereof.
For purposes of the Plan, the term "average market price" on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ; or (iii) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

For purposes of the Plan, the term "business day" means a day on which there is trading on the NASDAQ Capital Market or the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in State of Wisconsin.
Notwithstanding the foregoing, no participant may be granted an Option which permits his or her rights to purchase shares under the Plan, and any other employee stock purchase plan of the Company or Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such shares (determined on the Option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted. If the participant's accumulated payroll deductions on any Exercise Date would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.
Article 6—Exercise of Option.
Each eligible employee who continues to be a participant in the Plan on an Exercise Date within an Offering Period shall be deemed to have exercised his or her Option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as the participant's accumulated payroll deductions on such date will pay for at the Option Price, subject to the 10,000 maximum share limit of the Option and the Section 423(b)(8) limitation described in Article 5. Only full shares of Common Stock may be purchased under the Plan, unless the Committee determines, in its sole discretion, that fractional shares may be purchased under the Plan. Unless otherwise determined by the Committee in advance of any Offering Period, unused payroll deductions remaining in a participant's account at the end of either an Exercise Date or an Offering Period, by reason of the inability to purchase a fractional share, shall be carried forward to the next Exercise Date or Offering Period.
Article 7—Authorization for Entering the Plan.
An employee may elect to enter the Plan by filling out, signing and delivering an authorization to the Company (in such form and according to such procedures determined by the Committee which may include by electronic or other delivery). Such authorization shall:
A.State the percentage to be deducted regularly from the employee's Compensation;
B.Authorize the purchase of stock for the employee in each Offering Period in accordance with the terms of the Plan;
C.Specify the exact name or names in which stock purchased for the employee is to be issued as provided under Article 11 hereof; and
D.Include the employee's agreement any other terms and conditions for participation in the Plan that the Committee determines to be advisable.
Such authorization must be received by the Company at least ten days before the first day of the next Offering Period, or within such other time frame as determined by the Company and communicated to eligible employees, and shall take effect only if the employee is an eligible employee on the first business day of such Offering Period.
An employee cannot participate in more than one Offering Period at any time.

Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Offering Period to succeeding (but not overlapping) Offering Periods as long as the Plan remains in effect. The terms and conditions applicable to participation in the Plan in such successive Offering Periods shall be those in effect at the commencement of such successive Offering Periods, as set forth in the Plan and the authorization documentation available to eligible employees at such time.
The Company will accumulate and hold for each participant's account the amounts deducted from his or her Compensation. No interest will be paid on these amounts, unless required by applicable law. For purposes of the Plan, the term “Compensation” means the amount of base pay or wages (including 13th/14th month payments or similar concepts under local law), prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, and overtime, commissions, incentive or bonus awards, but excluding allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains related to other Company share-based awards, and similar items. The Committee shall have the discretion to determine the application of this definition to participants on payrolls outside of the United States.
Article 8—Maximum Amount of Payroll Deductions.
An employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than one percent (1%) but not more than fifteen percent (15%) of the employee's total Compensation.
Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited or otherwise problematic under applicable laws (as determined by the Committee in its sole discretion), the Committee may provide that an eligible employee may elect to participate through other contributions in a form acceptable to the Committee in lieu of or in addition to payroll deductions, provided that, for any offering under the 423 Component, the Committee must determine that any alternative method of contribution is applied on an equal and uniform basis to all eligible employees in the offering. Any reference to “payroll deductions” in this Article 8 (or in any other section of the Plan) will similarly cover contributions by other means made pursuant to this Article 8.
Article 9—Change in Payroll Deductions.
Payroll deductions may not be increased or decreased during an Offering Period. However, a participant may withdraw in full from the Plan (as described in Article 10). The Committee may, in advance of any Offering Period, establish rules, procedures and deadlines permitting a participant to increase, decrease or terminate his or her payroll deductions during an Offering Period.
Article 10—Withdrawal from the Plan.
A participant may withdraw from the Plan (in whole but not in part), within such time prior to the Exercise Date for such Offering Period as may be established by the Committee, by delivering a withdrawal notice to the Company (in such form and according to such procedures determined by the Committee which may include by electronic or other delivery). In the event a participant elects to withdraw from the Plan, amounts then credited to such participant's account shall be returned to the participant as soon as practicable after such election is received by the Company (without any interest thereon except as may be required by applicable local laws), the participant shall cease to participate in the Plan and the participant’s Option for such Offering Period shall terminate.
To re-enter the Plan, an employee who has previously withdrawn must file a new authorization at least ten days before the first day of the next Offering Period in which he or she wishes to participate, or within such other time frame as determined by the Company and communicated to eligible employees. The employee's re-entry into the Plan becomes effective at the beginning of such Offering Period, provided that he or she is an eligible employee on the first business day of the Offering Period.

Article 11—Issuance of Stock.
Certificates for stock issued to participants (or other indicia of ownership of such stock) shall be delivered as soon as practicable after each Exercise Date by the Company's transfer agent.
Stock purchased under the Plan shall be issued only in the name of the participant, or if the participant's authorization so specifies and if and to the extent permitted by the Company, in the name of the participant and another person of legal age as joint tenants with rights of survivorship.
Article 12—Adjustments.
Upon the happening of any of the following described events, a participant's rights under Options granted under the Plan shall be adjusted as hereinafter provided:
A.In the event that the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company, each participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock that such participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and
B.In the event the Company shall issue any of its shares or other securities, including any of the shares of any of its subsidiaries, as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to Option hereunder, each participant upon exercising such an Option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which the participant is exercising his or her Option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her Option at all times between the date of the granting of such Option and the date of its exercise.
Upon the happening of any of the foregoing events (or in the event of an extraordinary cash dividend or other distribution that affects the shares of Common Stock), the class and aggregate number of shares set forth in Article 4 hereof which are subject to Options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A or B shall be made only after the Committee, based on advice of counsel for the Company, determines whether such adjustments would constitute a "modification" (as that term is defined in Section 424 of the Code). If the Committee determines that such adjustments would constitute a modification, it may refrain from making such adjustments.
If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, with respect to Options then outstanding under the Plan, either (i) make appropriate provision for the continuation of such Options by arranging for the substitution on an equitable basis for the shares then subject to such Options either (a) the consideration payable with respect to the outstanding shares of the Common Stock in connection with the Acquisition, (b) shares of stock of the successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; (ii) shorten the Offering Period with respect to which such Options relate by setting a new Exercise Date on which such Offering Period will end, with such new Exercise Date occurring before the effective date of the Acquisition, and provided that each participant shall be notified of the new Exercise Date on which the Options will be exercised as provided in Article 6 hereof, unless prior to such date the participant has withdrawn from the Offering Period as provided in

Article 10 hereof or the participant has ceased to be an eligible employee as provided in Article 14 hereof; or (iii) terminate each participant's Option in exchange for a cash payment equal to the excess of (a) the fair market value, on the date of the Acquisition, of the number of shares of Common Stock that the participant's accumulated payroll deductions as of the date of the Acquisition could purchase, at an Option Price determined with reference only to the first business day of the applicable Offering Period and subject to the maximum share limitation set forth in Article 5 hereof, Code Section 423(b)(8) and fractional-share limitations on the amount of stock a participant would be entitled to purchase, over (b) the result of multiplying such number of shares by such Option Price.
The Committee or Successor Board, as applicable, shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.
Article 13—No Transfer or Assignment of Employee's Rights.
An Option granted under the Plan may not be transferred or assigned, except by will or the laws of descent and distribution, and shall be exercised, during the participant's lifetime, only by the participant.
Article 14—Termination of Employee's Rights; Transfer of Employment.
Whenever a participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his or her rights under the Plan shall immediately terminate, and the Company shall promptly refund, without interest (except where otherwise required by applicable law), the entire balance of his or her payroll deduction account under the Plan.
A participant will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Participating Subsidiary, ceases to be a subsidiary or to be designated as a Participating Subsidiary, or if the employee is transferred to any corporation other than the Company or a Participating Subsidiary. A participant will not be deemed to have terminated employment for this purpose, if the participant is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company for up to 90 days, or if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise provides in writing, if longer than 90 days.
If a participant transfers employment from the Company or any Participating Subsidiary participating in the 423 Component to any Participating Subsidiary participating in the Non-423 Component, such transfer shall not be treated as a termination of employment, but the participant shall immediately cease to participate in the 423 Component; however, any contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-423 Component, and such participant shall immediately join the then-current offering under the Non-423 Component upon the same terms and conditions in effect for the participant’s participation in the 423 Component, except for such modifications otherwise applicable for participants in such offering. A participant who transfers employment from any Participating Subsidiary participating in the Non-423 Component to the Company or any Participating Subsidiary participating in the 423 Component shall not be treated as terminating the participant’s employment and shall remain a participant in the Non-423 Component until the earlier of (i) the end of the current Offering Period under the Non-423 Component, or (ii) the Offering Date of the first Offering Period in which the participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Committee may establish different rules to govern transfers of employment between companies participating in the 423 Component and the Non-423 Component, consistent with the applicable requirements of Section 423 of the Code.

Article 15—Termination and Amendments to Plan.
Unless terminated sooner as provided below, the Plan shall terminate on October 31, 2030. The Plan may be terminated at any time by the Company's Board of Directors but such termination shall not affect Options then outstanding under the Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest (unless otherwise required under applicable law).
The Committee or the Board of Directors may from time to time adopt amendments to the Plan, provided that, without the approval of the stockholders of the Company, no amendment may (i) increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive Options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan; (iv) otherwise be made to the extent stockholder approval is required under applicable law.
Article 16—Limits on Sale of Stock Purchased under the Plan.
The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws or other applicable securities or other laws and subject to any restrictions imposed under Article 23 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.
Article 17—Participating Subsidiaries.
The term "Participating Subsidiary" shall mean any present or future “subsidiary” of the Company, as that term is defined in Section 424(f) of the Code, that has been designated by the Committee from time to time, in its sole discretion, as eligible to participate in the Plan, such designation to specify whether such participation is in the 423 Component or Non-423 Component. A Participating Subsidiary may participate in either the 423 Component or Non-423 Component, but not both. Notwithstanding the foregoing, if any subsidiary is disregarded for U.S. tax purposes in respect of the Company or any Participating Subsidiary participating in the 423 Component, then such disregarded subsidiary shall automatically be a Participating Subsidiary participating in the 423 Component. If any subsidiary is disregarded for U.S. tax purposes in respect of any Participating Subsidiary participating in the Non-423 Component, the Committee may exclude such subsidiary from participating in the Plan, notwithstanding that the Participating Subsidiary in respect of which such subsidiary is disregarded may participate in the Plan. The Committee may so designate any subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.
Article 18—Optionees Not Stockholders.
Neither the granting of an Option to an employee nor the deductions from an employee's Compensation shall constitute such employee a stockholder of the shares covered by an Option until such shares have been actually purchased by the employee.

Article 19—Section 409A.
The 423 Component of the Plan and the Options granted pursuant to an Offering Period are intended to be exempt from the application of Section 409A of the Code. Neither the Non-423 Component nor any Option granted pursuant to an Offering Period thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, if the Committee determines that any Option granted under the Plan may be or become subject to Section 409A of the Code or that any provision of the Plan may cause an Option granted under the Plan to be or become subject to Section 409A of the Code, the Committee may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Committee determines are necessary or appropriate to avoid the imposition of taxes under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom.
Article 20—Application of Funds.
The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan will be used for general corporate purposes.
Article 21—Notice to Company of Disposition.
By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant transfers Common Stock acquired under the Plan. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Without limitation to the foregoing, the Company reserves the right to require participants to hold any shares of Common Stock acquired under the Plan with a designated broker or other third party to facilitate compliance with the applicable reporting and other compliance requirements.
Article 22—Withholding of Additional Income Taxes.
By electing to participate in the Plan, each participant acknowledges that the Company and its Participating Subsidiaries are required to withhold any Tax-Related Items with respect to the amounts deducted from the participant's Compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and Participating Subsidiaries may deduct additional amounts from the participant's Compensation, when amounts are added to the participant's account, used to purchase shares of Common Stock or refunded, in order to satisfy such withholding obligations.
At the time a participant’s Option is exercised, in whole or in part, or at the time a participant disposes of some or all of the shares of Common Stock acquired under the Plan (or any other time that a taxable event related to the Plan occurs), the participant will make adequate provision for the payment and/or withholding of any Tax-Related Items. In their sole discretion, and except as otherwise determined by the Committee, the Company or a Participating Subsidiary that employs the participant may satisfy their obligations to withhold Tax-Related Items by (a) withholding from the participant’s wages or other cash compensation, (b) withholding a number of shares of Common Stock otherwise issuable following the exercise of the Option, (c) withholding from proceeds from the sale of shares of Common Stock issued upon exercise, either through a voluntary sale or a mandatory sale arranged by the Company, or (d) withholding by any other means determined by the Committee, in its sole discretion, and in compliance with applicable law.
For purposes of this Article 23, “Tax-Related Items” means any U.S. and non-U.S. federal, provincial, state and/or local taxes (including, without limitation, income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to a participant) for which a participant is liable in connection with participation in the Plan.

Article 23—Governmental Regulations.
The Company's obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.
Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.
Article 24— Rules Particular to Specific Jurisdictions.
Without limitation to and notwithstanding any other provision in this Plan, the Committee may adopt such sub-plans or rules relating to the operation and administration of the Plan to accommodate local laws, customs and procedures for jurisdictions outside of the United States, the terms of which may take precedence over other provisions of this Plan, with the exception of Article 4 hereof, but unless otherwise superseded by the terms of such sub-plan or rules, the provisions of this Plan will govern the operation of such sub-plan or rules. To the extent inconsistent with the requirements of Section 423, any such sub-plan or rules will be considered part of a Non-423 Offering, and Options granted thereunder will not be required by the terms of the Plan to comply with Section 423 of the Code. Without limiting the generality of the foregoing, the Committee is authorized to adopt sub-plans or rules for particular non-U.S. jurisdictions that modify the terms of the Plan to meet applicable local requirements, customs or procedures regarding, without limitation, (i) eligibility to participate, (ii) the definition of Compensation, (iii) the dates and duration of Offering Periods or other periods during which participants may contribute payroll deductions towards the purchase of shares of Common Stock, (iv) the method of determining the Option Price and the discount from fair market value at which shares may be purchased, (v) any minimum or maximum amount of payroll deductions a participant may contribute in an Offering Period or other specified period under the applicable sub-plan or rules, (vi) the treatment of Options upon an Acquisition or adjustment event described in Article 12, (vii) the handling of payroll deductions and the methods for contributing to the Plan by means other than payroll deductions, (viii) establishment of bank, building society or trust accounts to hold payroll deductions, (ix) payment of interest or waivers therefrom, (x) conversion of local currency, (xi) obligations to pay payroll tax, (xii) determination of beneficiary designation requirements, (xiii) withholding procedures, and (xiv) handling of share issuances.
Article 25—Governing Law.
The validity and construction of the Plan shall be governed by the laws of Delaware, without giving effect to the principles of conflict of laws thereof.
Article 26—Approval of Board of Directors and Stockholders of the Company.
The Plan was initially adopted by the Board of Directors on April 15, 2010 and was initially approved by the stockholders of the Company on July 16, 2010. The Plan, as amended and restated, was adopted by the Board of Directors on April 13, 2022 and was approved by the stockholders of the Company on June 9, 2022.